UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                 May 15, 2006


                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                001-16317                   95-4079863
(State or other jurisdiction     (Commission                (IRS Employer
      of incorporation)          File Number)             Identification No.)


                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On May 15, 2006, the Company announced financial results for the quarter ended March 31, 2006.

     Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended March 31, 2006 of $0.7 million, or $0.05 per basic and diluted share, compared to a net loss attributable to common stock for the three months ended March 31, 2005 of $1.2 million, or $0.09 per basic and diluted share. The increase was attributable to an increase in crude oil and natural gas prices and an increase in our oil production.

     Net income attributable to common stock for the nine months ended March 31, 2006 was $0.4 million, or $0.03 per basic and diluted share, compared to net income attributable to common stock for the nine months ended March 31, 2005 of $13.4 million, or $1.02 per basic and diluted share, which included a gain on the sale of discontinued operations of $16.3 million, from the sale of our south Texas natural gas and oil interests that was completed in December 2004.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

Exhibit No.                 Description of Document
-----------    -------------------------------------------------------
   99.1        Press release dated May 15, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY


Date:  May 15, 2006               By:   /s/  KENNETH R. PEAK
                                        -------------------------------------
                                        Kenneth R. Peak
                                        Chairman and Chief Executive Officer

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